Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--600, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-13265 of our opinion dated December 30, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000